Exhibit 99.8

AMENDMENT TO

WRITTEN PLAN FOR TRADING OF SECURITIES

                This AMENDMENT TO WRITTEN PLAN FOR TRADING OF SECURITIES (this “Amendment”) dated November 7, 2007, is made and entered into by and among AIG Global Emerging Markets Fund, L.L.C. (“AIGGEM”), GEM Parallel Fund, L.P. (“GEM Parallel”) and AIG Global Sports and Entertainment Fund, L.P. (together, with AIGGEM and GEM Parallel, the “Sellers” and each a “Seller”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Plan (as defined below).

RECITALS:

A.            Sellers have previously executed a Written Plan for Trading of Securities dated as of May 21, 2007 and amended and restated on May 31, 2007 (the “Plan”) pursuant to which Sellers have authorized Lehman Brothers, Inc. (“Lehman”) to sell up to 8,000,000 shares of Primus Telecommunications Group, Inc. (the “Issuer”) owned by Sellers.

B.            As will be reported in a forthcoming Form 4 to be filed with the Securities and Exchange Commission by American International Group, Inc., on June 28, 2007 three insurance companies affiliated with American International Group., Inc. purchased shares of common stock of the Issuer.

C.            As a result of these purchases, and possible issues raised under Section 16 of the Securities Exchange Act of 1934 in relation thereto,  Sellers desire to amend the Plan as provided in this Amendment.

D.            Pursuant to Section 3(p) of the Plan, the Plan can be amended by a written instrument duly executed by Sellers and Lehman.

AGREEMENT:

                NOW, THEREFORE, the parties hereto agree as follows:

1.             Additional Instructions.  Section 2 of the Plan is hereby amended to include the following instructions in the item providing for “Additional Instructions”:

“Notwithstanding any other provision of the Plan, including Schedule I thereto, Lehman shall not sell any Issuer securities owned by Sellers from the date of this Amendment to January 9, 2008.”

                2.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Delivery of a copy of this Amendment bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.  “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

                3.             Headings.  The headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

                4.             No Other Changes.  The Plan, as amended hereby, shall continue and full force and effect, strictly in accordance with its terms.  Except as amended hereby, all other terms and conditions of the Plan remain unchanged.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sellers have executed this Amendment on the date first above written.

AIG GLOBAL EMERGING MARKETS FUND, L.L.C.

By:	AIG Capital Partners, Inc.,
its Managing Member

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	President and Chief Executive Officer

GEM PARALLEL FUND, L.P.

By:	AIG Capital Partners, Inc.,
its General Partner

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	President and Chief Executive Officer

AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.

By:	AIG GSEF, L.P., its General Partner
By: AIG GSEF Investment, Ltd.,
its General Partner

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	Director

[Signature Page to Amendment to Written Plan for Trading of Securities]

CONSENT OF LEHMAN BROTHERS INC. TO

AMENDMENT TO

WRITTEN PLAN FOR TRADING OF SECURITIES

Lehman Brothers Inc. (“Lehman”) hereby consents to the Amendment to Written Plan for Trading of Securities (the “Amendment”) dated November 7, 2007, by and among AIG Global Emerging Markets Fund, L.L.C. (“AIGGEM”), GEM Parallel Fund, L.P. (“GEM Parallel”) and AIG Global Sports and Entertainment Fund, L.P. (together, with AIGGEM and GEM Parallel, the “Sellers” and each a “Seller”).  Pursuant to Section 3(p)(ii) of the Written Plan for Trading of Securities dated as of May 21, 2007 and amended and restated on May 31, 2007, by and among the Sellers, Lehman hereby consents that the effective date of the Amendment shall be November 7, 2007.

LEHMAN BROTHERS INC.

By:
Name:
Title: